Exhibit 5.1

April 7, 2025

CareCloud, Inc.

7 Clyde Road

Somerset, New Jersey 08873

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CareCloud, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more additional supplements to the Prospectus (each, a “Prospectus Supplement”).

The Registration Statement relates to the proposed issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of up to $250,000,000 of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) the debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase shares of the Company’s securities (the “Warrants”) and (v) subscription rights to purchase Common Stock or Preferred Stock (the “Subscription Rights”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Subscription Rights are collectively referred to herein as the “Securities.”

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

We have examined the Registration Statement together with the exhibits thereto and the documents incorporated by reference therein. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

CareCloud/Form S-3 Registration Statement	Page 2 of 4
April 7, 2025

We have also assumed that none of (i) the terms of any of the Securities to be established after the date hereof, (ii) the issuance and delivery of such Securities, or (iii) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended from time to time (the “Certificate of Incorporation”) or its bylaws then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments), will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Debt Securities will be issued under an indenture appropriate for the type of Debt Securities to be issued, as more particularly described in the Prospectus Supplement relating to such Debt Securities and as to be filed as an exhibit to the Registration Statement by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated therein by reference (an “Indenture”), between the Company and the trustee to be named in such Indenture (a “Trustee”); (vii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that, as of the date hereof:

1.	With respect to any shares of Common Stock, when (a) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company and (b) such shares of Common Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, equity distribution or similar agreement approved by the Company, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company, for the consideration approved by the Company, such shares of Common Stock will be validly issued, fully paid and nonassessable.

CareCloud/Form S-3 Registration Statement	Page 3 of 4
April 7, 2025

2.	With respect to any shares of Preferred Stock, when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law and authorized by all necessary corporate action of the Company, (b) the relative rights, preferences and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a Certificate of Designations properly filed with the Secretary of State of the State of Delaware, and (c) such shares of Preferred Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, equity distribution or similar agreement approved by the Company, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company, for the consideration approved by the Company, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to any Debt Securities to be issued under an Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Company has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

4.	With respect to any Warrants, when (a) the issuance and terms of the Warrants and related matters have been duly authorized by all necessary corporate action of the Company, (b) the Warrants have been duly executed and delivered against payment therefor pursuant to the applicable definitive purchase, underwriting, equity distribution or warrant or similar agreement that has been duly authorized, executed and delivered by the Company and the purchasers or warrant agent, and (c) the certificates for the Warrants have been duly executed and delivered by the Company and such purchasers or warrant agent (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Common Stock, Preferred Stock or Debt Securities issuable upon exercise of the Warrants), then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to any Subscription Rights, when (a) the Company has taken all necessary corporate action to authorize the issuance and terms of the Subscription Rights, the terms of the offering thereof, and related matters and (b) the rights agreement under which the Subscription Rights are to be issued has been duly authorized and validly executed and delivered by the Company, and upon payment of the consideration for the Subscription Rights provided for in such rights agreement, if any (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Common Stock or Preferred Stock issuable upon exercise of the Subscription Rights), such Subscription Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally; (ii) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (iii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

CareCloud/Form S-3 Registration Statement	Page 4 of 4
April 7, 2025

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

SONG P.C.

/s/ David S. Song
David S. Song, Esq.